Exhibit 99.1
Nautilus Biotechnology Reports Third Quarter 2026 Financial Results
SEATTLE, WA, October 27, 2026 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT), a company pioneering a single-molecule proteome analysis platform, today reported financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Business Highlights
•Published a peer-reviewed paper in Nature Methods showing how Iterative Mapping reveals the proteoforms underlying biology and disease, with potential to yield new biomarkers and drug targets.
•Shared first development data on oncology proteoform assays, including AKT1, at World HUPO 2026, showing a performance profile matching Tau and supporting platform extensibility.
•Advanced the proteoform pipeline needed to deliver twenty assays planned through mid-2028.
•Subsequent to quarter end, announced participation in SEEDS, a four-year, multi-center research consortium funded by ARPA-H, with Nautilus expecting to receive up to $6 million to deploy its Voyager PlatformTM to measure proteoforms driving Alzheimer’s disease and cancer.
“The third quarter marked an important step in demonstrating the power and scalability of Iterative Mapping on our Voyager platform,” said Sujal Patel, CEO of Nautilus Biotechnology. “Our seminal publication in Nature Methods highlights the unique biological insights that our technology can deliver. In addition, our proteoform expansion initiative is on-track, with early oncology assay results that demonstrate the performance we established with Tau is repeatable across additional targets. This repeatability is fundamental to our strategy of building a broad portfolio of proteoform assays, and the progress we are seeing reinforces our confidence in our technology, our development roadmap, and our planned instrument availability in the middle of 2027.”
Third Quarter 2026 Financial Results
Revenue was $0.2 million for the third quarter of 2026, primarily driven by grant revenue from the Company’s activities related to the grant awarded from The Michael J. Fox Foundation during the period, and service revenue for the sales of services under the Iterative Mapping Early Access Program.
Operating expenses were $16.9 million for the third quarter of 2026, a $1.5 million or 10% increase compared to $15.5 million for the corresponding prior year period. The increase in operating expenses is attributable to higher laboratory and professional services and higher salaries and related benefits expense, partially offset by lower facilities expenses.
Net loss was $15.6 million for the third quarter of 2026, as compared to the net loss of $13.6 million for the corresponding prior year period.

Cash, cash equivalents, and investments were $114.3 million as of September 30, 2026.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the third quarter 2026 financial results, business developments and outlook before market open on Tuesday, October 27, 2026, at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
With its corporate headquarters in Seattle, Washington and its research and development headquarters in San Carlos, California, Nautilus is a development stage life sciences company working to create a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio

Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations regarding operating expenses and cash runway, including any impact thereon from our reallocation of resources; expectations with respect to any revenue timing or projections; expectations with respect to the development required for and the timing of the launch of the Nautilus VoyagerTM platform, our proteoform applications roadmap and full commercial availability of our proteoform and/or broadscale products and/or services; the functionality and performance of the Nautilus Voyager platform, its potential impact on providing proteome or proteoform access, pharmaceutical development and drug discovery, expanding research horizons, and enabling scientific explorations and discovery; expectations regarding platform specifications required by potential customers and partners and the timeline for adoption of the Nautilus Voyager platform by researchers; and the present and future capabilities and limitations of emerging proteomics technologies. These statements are based on numerous assumptions concerning the development of Nautilus’ products, target markets, and other current and emerging proteomics technologies, and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: the Nautilus Voyager product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines, or that we will receive the full amount of the SEEDS funding, which may be reduced, delayed or terminated. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in our Annual Report on Form 10-K as well as in our Quarterly Report on Form 10-Q to be filed for the quarter ended September 30, 2026 and our other filings with the SEC. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Condensed Consolidated Balance Sheets As of September 30, 2026 and December 31, 2025 (Unaudited)

(in thousands)	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$10,467	$12,388
Short-term investments	76,109	91,018
Prepaid expenses and other current assets	3,661	2,557
Total current assets	90,237	105,963
Property and equipment, net	5,268	3,457
Operating lease right-of-use assets	24,592	27,773
Long-term investments	27,767	52,739
Other long-term assets	1,060	1,180
Total assets	$148,924	$191,112
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,265	$943
Accrued expenses and other liabilities	4,359	3,177
Current portion of operating lease liabilities	4,134	3,832
Total current liabilities	9,758	7,952
Operating lease liabilities, net of current portion	22,607	26,187
Total liabilities	32,365	34,139

Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	493,940	488,737
Accumulated other comprehensive income (loss)	(572)	243
Accumulated deficit	(376,822)	(332,020)
Total stockholders’ equity	116,559	156,973
Total liabilities and stockholders’ equity	$148,924	$191,112

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Operations Three and Nine Months Ended September 30, 2026 and 2025 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2026	2025	2026	2025
Revenue:
Grant revenue	$208	$—	$388	$—
Service revenue	26	—	36	—
Total revenue	234	—	424	—
Cost of revenue:
Cost of service revenue	24	—	39	—
Total cost of revenue	24	—	39	—

Operating expenses:
Research and development	10,176	9,605	29,496	31,535
Selling, general and administrative	6,771	5,867	19,513	19,878
Total operating expenses	16,947	15,472	49,009	51,413
Other income (expense):
Interest income	1,173	1,903	3,922	6,214
Other expense	(72)	(5)	(100)	(21)
Total other income	$1,101	$1,898	$3,822	$6,193
Net loss	$(15,636)	$(13,574)	$(44,802)	$(45,220)
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.11)	$(0.35)	$(0.36)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	127,238,065	126,305,122	127,005,067	126,218,587

Nautilus Biotechnology, Inc. Condensed Consolidated Statements of Cash Flows Nine Months Ended September 30, 2026 and 2025 (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025
Cash flows from operating activities
Net loss	$(44,802)	$(45,220)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	3,812	5,373
Amortization of operating lease right-of-use assets	3,180	3,529
Depreciation	884	1,348
Amortization (accretion) of premiums (discounts) on securities, net	(36)	(1,286)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(982)	149
Accounts payable	48	(71)
Accrued expenses and other liabilities	1,066	1,332
Operating lease liabilities	(3,277)	(3,475)
Net cash used in operating activities	(40,107)	(38,321)
Cash flows from investing activities
Proceeds from maturities of securities	76,596	74,241
Purchases of securities	(37,494)	(38,771)
Purchases of property and equipment	(2,409)	(1,033)
Net cash provided by investing activities	36,693	34,437
Cash flows from financing activities
Proceeds from exercise of stock options	1,233	26
Proceeds from issuance of common stock under employee stock purchase plan	142	87
Net cash provided by financing activities	1,375	113
Net decrease in cash, cash equivalents and restricted cash	(2,039)	(3,771)

Cash, cash equivalents and restricted cash at beginning of period	13,390	28,648
Cash, cash equivalents and restricted cash at end of period	$11,351	$24,877